Exhibit 13

Microcell Telecommunications Inc.

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

In connection with the Annual Report of Microcell Telecommunications Inc., a Canadian corporation (the “Company”), on Form 20-F for the year ending December 31, 2003, as filed with the Securities and Exchange Commission (the “Report”), André Tremblay, President and Chief Executive Officer of the Company and Jacques Leduc, Chief Financial Officer and Treasurer of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 30, 2004

/s/ André Tremblay

André Tremblay
President and Chief Executive Officer
of Microcell Telecommunications Inc.
(Principal Executive Officer)

Date: June 30, 2004

/s/ Jacques Leduc

Jacques Leduc
Chief Financial Officer and Treasurer
of Microcell Telecommunications Inc.
(Principal Financial Officer)